SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) executed this [___] day of August 2009 effective as of July 20, 2009, by and among New Media Lottery Services, Inc., a Delaware corporation, with headquarters located at 1400 Technology Drive, Harrisonburg, VA  22802 (the “Company”) and Trafalgar Capital Specialized Investment Fund, FIS (the “Buyer”).

RECITALS:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, up to One Million United States Dollars (US$1,000,000) of secured convertible redeemable debentures (the “Debentures”) from time to time as provided herein, such Debentures to be in the form of Exhibit A attached hereto; and

WHEREAS, in connection with the sale of the Debentures, the Company has agreed to issue 2,000,000 shares of its convertible preferred stock (the “Preferred Shares”) to the Buyer in accordance with the terms set forth in that certain letter agreement dated July 20, 2009 (the “Letter Agreement”) entered into by and between the Company and the Buyer; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement (the “Security Agreement”) pursuant to which the Company has agreed to provide the Buyer with a security interest in the Pledged Collateral (as defined in the Security Agreement) to secure the Company’s obligations under this Agreement, the Debentures and any other obligations of the Company to the Buyer; and

WHEREAS, this Agreement, the Debentures, the Letter Agreement, the Settlement Escrow Agreement (once executed) and each additional Security Instrument (as defined in Section 5(o) herein below) and any other instrument executed in connection with the transactions contemplated herein and therein are collectively referred to herein as the “Transaction Documents”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Buyer hereby agree as follows:

1.      PURCHASE AND SALE OF DEBENTURES.

(a)           Purchase of Debentures.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, at the sole option of the Company, the Company hereby agrees to sell and issue to the Buyer and the Buyer hereby agrees to purchase from the Company, up to One Million United States Dollars (US$1,000,000) of Debentures, based upon Draw Downs (as set forth in Section 2(c) hereof) that may be delivered by the Company and accepted by the Buyer, in the Buyer’s sole and absolute discretion, from time to time during the Commitment Period until the aggregate amount of Debentures purchased under this Agreement and the Letter Agreement equals One Million United States Dollars (US$1,000,000).  The parties acknowledge and agree that the Buyer has already made an initial Draw Down of Three Hundred Thousand United States Dollars (US$300,000) (the “Commitment Amount”) pursuant to the terms of the Letter Agreement in exchange for which the Company will issue Three Hundred Thousand United States Dollars (US$300,000) of Debentures as of the Closing Date (the “Original Debentures”).  The Debentures shall have a maturity date of twenty-four (24) months from the Closing Date (the “Commitment Period”).

(b)           Closing Date.  The closing of the purchase and sale of the Original Debentures (the “Closing”) shall be effective as of July 20, 2009 (the “Closing Date”).

(c)           Draw Downs.  Upon the terms and conditions set forth herein, on any Trading Day during the Commitment Period on with the conditions set forth in Section 6(b) and 6(c) hereof have been satisfied, the Company may exercise a Draw Down by the delivery of a Draw Down Notice to the Buyer.  Each Draw Down Notice shall be subject to acceptance by Buyer as set forth in Section 2(c) hereof.  A “Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

(d)           Currency Adjustment.  The Debentures shall contain provisions that provide that in the event the Euro strengthens against the U.S. Dollar during the life of the Debentures, the Buyer shall be afforded an adjustment to compensate for any such movement in either conversions or redemptions.

2.           MECHANICS OF DRAW DOWNS.

(a)           Draw Down Notice.  On any Trading Day during the Commitment Period, the Company may deliver a Draw Down Notice to the Buyer, subject to the satisfaction of the conditions set forth in Section 6(b), specifying the aggregate dollar amount of Debentures the Company is requesting be purchased by Buyer with respect to a given Draw Down (the “Investment Amount”).

(b)           Date of Delivery of Draw Down Notice.  A Draw Down Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Buyer if such notice is received prior to 3:00 p.m., Eastern Standard time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 3:00 p.m., Eastern Standard time, on a Trading Day or at any time on a day which is not a Trading Day.  No Draw Down Notice may be deemed delivered on a day that is not a Trading Day.

(c)          Acceptance of Draw Down Debentures Issuable.  Buyer shall accept or reject, in its sole and absolute discretion, each Draw Down Notice by delivering written notice of such acceptance or rejection with five (5) calendar days of receiving the Draw Down Notice (the “Acceptance Period”).  If Buyer fails to accept or reject a Draw Down Notice within the above Acceptance Period, such Draw Down Notice shall be deemed rejected.

(d)          Settlement Escrow Agreement.  If a Draw Down Notice is accepted by Buyer pursuant to Section 2(c) above, the Company, the Buyer and K&L Gates LLP (or another third party to be selected by the Buyer) (the “Escrow Agent”) shall enter into an Escrow Agreement with respect to the applicable Settlement (defined below) in substantially the same the form as that attached hereto as Exhibit B (the “Escrow Agreement”) pursuant to which the Escrow Agent shall accept, hold and disburse funds deposited with it in accordance with the terms of the Escrow Agreement.

(e)          Settlements; Issuance of Original Debentures.

(i)           On the date hereof, the Company shall issue the Original Debentures in the principal sum of Three Hundred Thousand United States Dollars (US$300,000).

(ii)           Subject to the provisions of Section 6(c), within five (5) calendar days of Buyer accepting a Draw Down Notice (each such date, a “Settlement Date”) the Company shall, unless otherwise instructed by the Buyer, issue Debentures in the principal sum of the applicable Investment Amount to be purchased by the Buyer on such Settlement Date (the “Draw Down Debentures”) and, upon receipt of such Draw Down Debentures, the Buyer shall deliver the applicable Investment Amount representing the Draw Down Debentures to be purchased on such Settlement Date by wire transfer of immediately available funds to the Escrow Agent on or before the Settlement Date for disbursement pursuant to the Escrow Agreement (each closing with respect to Draw Down Debentures shall be referred to as, a “Settlement”).  In addition, on or prior to each such Settlement Date, each of the Company and the Buyer shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(f)           Liquidated Damages.  In the event the applicable Debentures are not timely delivered by the Company on any Settlement Date, the Company will pay the Buyer, as liquidated damages for such failure to deliver and not as a penalty, two percent (2%) of the aggregate Investment Amount for such Debentures for each seven (7) calendar day period, or part thereof, following such failure, in cash, until such Debentures have been delivered.  Such amount may be subtracted by the Buyer from the portion of the Investment Amount otherwise payable by the Buyer with respect to such Debentures.

3.      BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants that:

(a)           Investment Purpose.  As of the date hereof, the Buyer is acquiring the Debentures for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Debentures at any time in accordance with or pursuant to an available exemption under the 1933 Act.

(b)           Accredited Investor Status.  The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  The Buyer understands that the Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such securities.

(d)           Information.  The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision regarding its purchase of the Debentures, which have been requested by the Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 4 below.  The Buyer understands that its investment in the Debentures involves a high degree of risk.  The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Debentures.

(e)           No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Debentures, or the fairness or suitability of the investment in the Debentures, nor have such authorities passed upon or endorsed the merits of the offering of the Debentures.

(f)           Transfer or Resale.  The Buyer understands that: (A) the Debentures have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) such Buyer shall have delivered to the Company an opinion of counsel, in generally acceptable form and substance, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements or (iii) the Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Debentures can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (B) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (C) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)           Legends.  The Buyer understands that the certificates or other instruments representing the Debentures, the Common Stock underlying the Debentures and all securities issued by the Company shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, GENERALLY ACCEPTABLE TO COMPANY’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend within three (3) business days to the holder of the security upon which it is stamped, if, unless otherwise required by state securities laws: (i) in connection with a sale transaction, provided the securities are registered under the 1933 Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope reasonably acceptable to counsel for the Company, to the effect that a public sale, assignment or transfer of the securities may be made without registration under the 1933 Act.

(h)           Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)           Receipt of Documents.  The Buyer and its counsel have received and read in their entirety:  (A) this Agreement and each representation, warranty and covenant set forth herein and the other Transaction Documents; (B) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (C) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j)           Due Formation of the Buyer.  The Buyer has been formed and validly exists and has not been organized for the specific purpose of purchasing the Debentures and is not prohibited from doing so.

(k)           No Legal Advice from the Company.  The Buyer acknowledges that it had the opportunity to review this Agreement, the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors.  The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants as of the date hereof, and as of the Closing Date to the Buyer that:

(a)           Organization and Qualification; Subsidiaries.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.  Other than as set forth in Schedule 4(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear or any liens (other than liens in favor of the Buyer), and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  Schedule 4(a) attached hereto sets forth a list of each of the Company’s subsidiaries and the percentage of stock it owns in each.

(b)           Authorization, Enforcement, Compliance with Other Instruments.  (A) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the other Transaction Documents, and any related agreements, and to issue the Debentures in accordance with the terms hereof and thereof, (B) the execution and delivery of this Agreement, the other Transaction Documents and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures and the reservation for issuance and the issuance of shares of Common Stock underlying the Debentures and the Preferred Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (C) this Agreement, the other Transaction Documents and any related agreements have been duly executed and delivered by the Company, (D) this Agreement, the other Transaction Documents and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The Company knows of no reason why the Company cannot perform any of the Company’s obligations under this Agreement, the Transaction Documents or any related agreements.

(c)           Capitalization.  The authorized capital stock of the Company consists of One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.001 per share (“Common Stock”) and Five Million (5,000,000) shares of preferred stock, par value $.001 per share.  The Company has 31,247,843 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  As of the date of this Agreement and except as disclosed in Schedule 4(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (iii) there are no outstanding debt securities, (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act and (v) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Debentures as described in this Agreement.  The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)           Issuance of Securities.  The issuances of the Debentures are duly authorized and free from all taxes, liens and charges with respect to the issue thereof and are fully paid and nonassessable and the issuance of Common Stock underlying the Debentures upon conversion will be duly authorized and free from all taxes, liens and charges with respect to the issue thereof and will be fully paid and nonassessable.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement, the other Transaction Documents and any related agreements by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Debentures and the reservation of and issuance of the shares of Common Stock underlying the Debentures upon conversion) and thereby will not (A) result in a violation of the Certificate of Incorporation or the Bylaws or (B), to the best knowledge of the Company, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations)  applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.  To the best knowledge of the Company, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or bylaws, respectively, or, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, except for any required post-Closing notice filings under applicable United States federal or state securities laws, if any.

(f)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Company’s capital stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (A) have a material adverse effect on the transactions contemplated hereby or by the Transaction Documents, (B) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or the Transaction Documents or (C) have a material adverse effect on the business, operations, properties, financial condition or results of  operations of the Company and its subsidiaries taken as a whole.

(g)           Acknowledgment Regarding Buyer’s Purchase of the Debentures.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Debentures.  The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(h)         No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Debentures.

(i)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures or shares of Common Stock underlying the Debentures under the 1933 Act or cause this offering of the Debentures to be integrated with prior offerings by the Company for purposes of the 1933 Act.

(j)           Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(k)          Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(l)           Environmental Laws.  The Company and its subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval.

(m)         Title.  (i) Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(ii)           The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens and encumbrances, other than those in favor of the Buyer.

(n)           Insurance.  The Company and each of its current and future acquired subsidiaries are or will be upon acquisition by the Company insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(o)           Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p)           Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q)           No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the reasonable judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(r)           Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(s)           Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options or stock grants previously disclosed in writing to the Buyer, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(t)           Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

(u)           Investment Company.  The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Debentures, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Registration Rights.  No person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.  There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.

(w)           Private Placement.  Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 3 herein above, no registration under the 1933 Act is required for the offer and sale of the Debentures or the Common Stock underlying the Debentures by the Company to the Buyer as contemplated hereby and by the Transaction Documents.

(x)           SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and except as provided on Schedule 4(x), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Buyer or its representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 3(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(y)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  Except as provided on Schedule 4(y), the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market (as defined herein below) on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(z)           Reporting Status.  With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), (iii) the Company is not an issuer defined as a “Shell Company” and (iv) if the Company has, at any time, been an issuer defined as a “Shell Company,” the Company has (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date, and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144.

(aa)         Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of its securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of its securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(bb)        Dilutive Effect.  The Company understands and acknowledges that the number of shares of Common Stock issuable upon conversion of the Debentures or the Preferred Shares will increase in certain circumstances.  The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Debentures in accordance with this Agreement and the Debentures and upon the Preferred Shares that will be issued pursuant to the Letter Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(cc)         No Material Misstatement or Omission.  None of the materials provided to the Buyer by the Company and none of the representation and warranties made in this Agreement or the Transaction Documents include any untrue statements of material fact, and none of the representations and warranties made in this Agreement or any of the other Transaction Documents omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

5.      COVENANTS.

(a)           Best Efforts.  Upon the acceptance by the Buyer of a Draw Down Notice pursuant to Section 2(c) hereof, each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

(b)           Form D.  The Company agrees to be solely responsible to file a Form D with respect to the Debentures (including the Original Debentures and the Draw Down Debentures, if any) as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.  The Company shall also, on or before applicable Settlement, take such action as the Company shall determine is necessary to qualify the Debentures and the shares of Common Stock underlying the Debentures, or obtain an exemption for the Debentures and the shares of Common Stock underlying the Debentures for sale to the Buyer at the applicable Settlement, pursuant to the Transaction Documents under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date or Settlement Date, as applicable.

(c)          Reporting Status.  With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Debentures and the Common Stock underlying the Debentures, the Company represents, warrants, and covenants to the following:

(i)           The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Current Reports on Form 8-K;

(ii)           From the date hereof until the Debentures or the Common Stock underlying the Debentures have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144 (the “Registration Period”) the Company shall file with the SEC in a timely manner all required reports under Section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(iii)           The Company shall furnish to the Buyer so long as the Buyer owns the Debentures and the Common Stock underlying the Debentures, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration; and

(iv)           During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)          Use of Proceeds.  The Company will use the net proceeds from the sale of the Debentures for working capital purposes.

(e)          Reservation of Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Debentures that have been issued hereunder and the Preferred Shares the Company intends to issue pursuant to the terms of the Letter Agreement (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Debentures or Preferred Shares then outstanding, the Company shall increase the Share Reserve accordingly.  If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management and Buyer shall also vote all of their respective shares in favor of increasing the number of authorized shares of Common Stock.

(f)          Issuance of Draw Down Debentures.  The sale and issuance of Debentures issued pursuant to a Draw Down Notice shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

(g)          Fees and Expenses.  In addition to the facility fee and commitment fee paid to the Buyer in connection with the funding of the Original Debentures:

(i)           With the exception of the Ten Thousand United States Dollars (US$10,000) legal document review allowance paid by the Company pursuant to the Letter Agreement, each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the Transaction Documents and any other documents relating to this transaction;

(ii)           The Company shall issue to the Buyer the Preferred Shares pursuant to the terms set forth in the Letter Agreement; and

(iii)           The Sixty-Thousand United States Dollars (US$60,000) deducted from the Company’s gross proceeds arising from the sale of the Original Debentures previously paid by the Buyer with the consent of the Company.

(h)          Corporate Existence. So long as any of the Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Buyer.  In the case of any Organizational Change, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 5(g) will thereafter be applicable to the Debentures.

(i)           Transactions With Affiliates. So long as any Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (A) customary employment arrangements and benefit programs on reasonable terms, (B) any investment in an Affiliate of the Company,  (C) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, and (D) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement.  “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(j)           Restriction on Issuance of the Capital Stock. So long as any of the principal of or interest on the Debentures remains unpaid, the Company shall not, without the prior written consent of the Buyer, (A) issue or sell shares of any of its capital stock, other than shares of capital stock issuable upon the conversion or exercise of outstanding securities as listed on Schedule 4(c), (B) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock, (C) enter into any security instrument granting the holder a security interest in any and all assets of the Company or any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding), (iv) permit any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding) to enter into any security instrument granting the holder a security interest in any and all assets of such subsidiary or (v) file any registration statement on Form S-8.

(k)          Restriction on “Short” Position.  Neither the Buyer nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to the Common Stock as long as any Debentures shall remain outstanding.

(l)           Restriction on Incurring Additional Secured Debt.  The Company shall not incur any additional debt or permit any subsidiary of the Company to incur any additional debt other than in the ordinary course of business without the Buyer’s prior written consent.

(m)         Transfer of Assets.  The Company shall not transfer, move or otherwise dispose of any of its assets not in the ordinary course of business without the prior written consent of the Buyer.

(n)          Legal Opinion.  The Company shall deliver to the Buyer an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel (i) within thirty-one (31) days from the Closing Date, and (ii) on each applicable Settlement Date; unless otherwise agreed to by the parties hereto in writing.

(o)          Security Instruments.  On the date hereof, the Company shall execute and deliver (i) a Security Agreement in a form satisfactory to the Buyer (the “Security Agreement”) pursuant to which the Company shall provide to the Buyer a security interest in the pledged property and collateral set forth therein to secure the Company’s obligations under the Transaction Documents or any other obligations of the Company to the Buyer and (ii) any other security instrument which the Buyer may request of the Company and/or the Company’s officers and directors in order to secure the Company’s obligations under the Transaction Documents or any other obligations of the Company to the Buyer.  Any such Security Agreement will be subject to the laws of the jurisdiction in which the respective collateral is located. The Security Agreement and any other security instrument contemplated by this Section 5(o) are collectively referred to herein as the “Security Instruments”).

(p)          Financing Statements.  Within four (4) business days following the execution of any Security Instrument, the Buyer shall file a form UCC-1 or such other forms as may be required to perfect the Buyer’s interest in the pledged property and collateral set forth in such Security Instrument collectively providing to the Buyer a senior lien on all of the Company’s assets (real and personal) and intellectual property.

(q)          Primary Market.  The Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (which does not include the Pink Sheets LLC) (“OTCBB”) (each, a “Primary Market”).

6.      CONDITIONS TO DELIVERY OF DRAW DOWN NOTICES AND CONDITIONS TO SETTLEMENT.

(a)          Conditions Precedent to the Obligation of the Company to Issue and Sell Debentures.  The obligation hereunder of the Company to issue and sell the Draw Down Debentures to the Buyer incident to each Settlement is subject to the satisfaction, at or before each such Settlement, of each of the conditions set forth below.

(i)           The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Settlement Date as though made at each such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

(ii)           The Buyer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Settlement.

(iii)           The Buyer shall have executed this Agreement and the other Transaction Documents and delivered the same to the Company.

(iv)           The Buyer shall have delivered to the Escrow Agent the applicable Investment Amount for the Draw Down Debentures to be purchased at the Settlement in accordance with the terms herein and in the Escrow Agreement.

(b)          Conditions Precedent to the Right of the Company to Deliver a Draw Down Notice.  The right of the Company to deliver a Draw Down Notice hereunder is subject to the satisfaction or waiver by the Buyer at its sole discretion, on the date of delivery of such Draw Down Notice, of each of the following conditions:

(i)           The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable date of delivery of the Draw Down Notice as though made at such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

(ii)          The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such date.

(iii)         No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

(iv)         Since the Closing Date, no event that had or is reasonably likely to have a material adverse effect shall have occurred.

(v)          The Company shall not be in default of a material term, covenant, warranty or undertaking of the Company contained in the Transaction Documents.

(vi)         The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason, and all the shares of Common Stock issuable upon the conversion of the Draw Down Debentures shall be approved for listing (if applicable) or trading on the Primary Market.

(vii)        The Buyer shall have executed such other documents as are reasonably required by the Company.

(c)          Conditions Precedent to Buyer’s Obligations To Purchase Debentures. The obligation of the Buyer to direct the Escrow Agent to disburse to the Company the net proceeds of the applicable Investment Amount of the Draw Down Debentures at a Settlement Date is subject to the satisfaction of each of the following conditions on or before the applicable Settlement Date, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(i)           The Company shall have executed this Agreement, the Transaction Documents and any other documents relating to this transaction and delivered the same to the Buyer.

(ii)           The representations and warranties of the Company in this Agreement, the Debentures and the Transaction Documents shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the applicable Settlement Date, as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Settlement Date.  With respect to the purchase of Draw Down Debentures, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the applicable Settlement Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(iii)         The Company shall have executed and delivered to the Buyer the Debentures required to be delivered pursuant to Section 2(e) hereof.

(iv)         The Company shall have provided to the Buyer a certificate of good standing from the secretary of state from the State of Delaware.

(v)          There shall not have been any change or disruption or any development involving a prospective change or disruption in the financial or capital markets the effect of which is, in the Buyer’s sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Debentures.

(vi)         There shall have been no change which the Buyer, in its sole and absolute discretion, deems to be materially adverse in respect of the business, results of operations, condition (financial or otherwise), value, prospects, liabilities or assets of the Company.

(vii)        The Company’s management incentive and employment agreements shall be acceptable to the Buyer and its counsel.

(viii)       The Company shall be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors shall be in full force and effect except where the failure of such insurance policies and fidelity or surety bonds to be in full force and effect would not in the Buyer’s sole judgment be so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Debentures.

(ix)          The completion of satisfactory legal, accounting and financial due diligence.

(x)           The Company has received all approvals (governmental and otherwise) and third party consents of all requisite parties necessary in order for the Company to consummate the transactions contemplated by the Transaction Documents.

(xi)          The Company has demonstrated to the Buyer’s satisfaction that there are no material environmental issues with respect to the Company’s business.

(xii)         The Company has not defaulted in any material contracts, which defaults have not been remedied, and there is no material litigation, as determined by the Buyer as of the applicable Settlement.

7.      INDEMNIFICATION BY COMPANY.

In consideration of the Buyer’s execution and delivery of this Agreement and the other Transaction Documents and for acquiring the Debentures and the Common Stock underlying the Debentures upon conversion hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Debentures, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and all costs and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (C) any cause of action, suit or claim brought or made against such Buyer Indemnitee by a third party and arising out of or resulting from a material misrepresentations by the Company under this Agreement or due to a material breach by the Company of its obligations under the Transaction Documents and the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures or the status of the Buyer or holder of the Debentures, as a purchaser of the Debentures and the Common Stock underlying the Debentures of the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

8.      RELEASE.  In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue the Buyer, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date and through each Settlement Date, if any, including, without  limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Transaction Documents, entered into by  the Company with the Buyer and any and all claims that the Company  does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Transaction Documents.

9.      GOVERNING LAW: MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Dade County, Florida in connection with any dispute arising under this Agreement and the other Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments; Conflicting Terms.  This Agreement supersedes all other prior oral agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.  The parties hereto agree that in the event the terms of the Letter Agreement contradict or conflict with the terms of this Agreement, the terms of this Agreement shall govern.

(f)           Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (A) upon receipt, when delivered personally; (B) upon confirmation of receipt, when sent by facsimile; (C) three (3) days after being sent by U.S. certified mail, return receipt requested, or (D) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	New Media Lottery Services, Inc. 1400 Technology Drive Harrisonburg, VA 22802 Attention: John Carson, President and CEO Facsimile: (540) 437-1688

With a copy to:	William P. Ruffa, Esq. 110 East 59th Street New York, NY 10022 Telephone: (212) 355-0606 Facsimile: 1-877-FAX-RUFF
.
If to the Buyer:	Trafalgar Capital Specialized Investment Fund The Dickens, Kirk Street 16 Northington Street London WC1N 2DG
Attention: Andrew Garai, Chairman of the Board of Trafalgar Capital Sarl, General Partner Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With Copy to:	K&L Gates LLP 200 South Biscayne Blvd., Suite 3900 Miami, Florida 33131 Attention: Clayton E. Parker, Esq. Telephone: (305) 539-3306 Facsimile: (305) 358-7095

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Survival.  The representations and warranties of the Company and the Buyer contained in Sections 3 and 4, the agreements and covenants set forth in Sections 5, 6 and 9, and the indemnification provisions set forth in Section 8, shall survive for a period of two (2) years following the date on which the Debentures are redeemed in full.  The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Publicity.  The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(k)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.  Furthermore, the Company agrees to execute such other documents as are reasonably required by the Buyer and it shall be deemed a default of this Agreement if the Company fails to execute any such additional document within two (2) business days of the date of request by the Buyer.

(l)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Recitals.  The Recitals herein above are hereby incorporated into this Agreement as if fully stated herein.

(n)           Opportunity to Hire Counsel; Role of K&L Gates LLP.  The Company expressly acknowledges that they have been advised and have been given an opportunity to hire counsel with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the law firm of K&L Gates LLP did not provide them with any legal advice with respect to the transactions contemplated by this Agreement and the other Transaction Documents.  The Company further acknowledges that the law firm of K&L Gates LLP has solely represented the Buyer in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and no other person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

NEW MEDIA LOTTERY SERVICES, INC.

By:
Name:
Title:

BUYER:

TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND, FIS
By: Trafalgar Capital Sarl
Its: General Partner

By:
Name:
Title:

 EXHIBIT A

[FORM OF DEBENTURE]

EXHIBIT B

[FORM OF ESROW AGREEMENT]

SCHEDULE 4(a)

COMPANY SUBSIDIARIES

[TO BE ATTACHED]

SCHEDULE 4(c)

CAPITALIZATION DISCLOSURES

Debentures issued in the name of the Buyer

The Preferred Shares to be issued pursuant to the terms of the Letter Agreement

New Media Lottery Services has 150,000,000 authorized shares of Common Stock at par value $0.0001 per share.

 31,247,843 shares of common stock have been issued.

	Date of	Expiration	# of	Exercise
Name	Grant	Date	Shares	Price

OPTIONS:
Various employees	5/29/09	5/28/19	3,475,000	$0.10

WARRANTS:
Milton Dresner	7/23/09	7/22/12	750,000	$0.05

Joseph Dresner	7/23/09	7/22/12	750,000	$0.05

Lilliput Holdings, LTD	5/6/05	5/5/15	200,000	$0.25

SCHEDULE 4(x)

SEC Delinquent Filings

10KSB for the period ended April 30, 2008 was filed on August 14, 2008

10Q for the period ended January 31, 2009 was filed on April 3, 2009

SCHEDULE 4(y)

Notices from Exchange

On March 24, 2009, New Media Lottery Services, Inc was notified by FINRA that it had been delinquent with the filing of its 10-KSB for the period ended April 30, 2008 and its 10-Q for the period ended January 31, 2009.  A third delinquent filing within a 24 month period would result in the ineligibility for quotation on the OTCBB for a period of one year.